UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-3774077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, FL 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 932-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 3.02 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02	Unregistered Sales of Equity Securities

On August 3, 2015, Cambridge Capital Acquisition Corporation (the “Company”) issued a $100,000 convertible promissory note to Benjamin Gordon, the Company’s Chief Executive Officer (the “Lender”), to evidence a loan made by the Lender to the Company. The loan is unsecured, non-interest bearing and is payable at the consummation by the Company of a merger, share exchange, asset acquisition, or other similar business combination, with one or more businesses or entities (a “Business Combination”). Upon consummation of a Business Combination, the principal balance of the note may be converted, at the holder’s option, to units at a price of $10.00 per unit. The terms of the units will be identical to the units issued by the Company in its initial public offering, except the warrants included in such units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the Lender or his permitted transferees. If the Lender converts the entire principal balance of the convertible promissory note, he would receive 10,000 units. If a Business Combination is not consummated, the note will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven. The issuance of the note to the Lender was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

By:	/s/ Benjamin Gordon
Name: Benjamin Gordon
Title: Chief Executive Officer

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